Exhibit 5.1
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
February 4, 2009
EpiCept Corporation
777 Old Saw Mill River Parkway
Tarrytown, New York 10594
Ladies and Gentlemen:
          We have acted as counsel to EpiCept Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3, File Number 333-153895 (the “Registration Statement”), of EpiCept Corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained therein (the “Prospectus”), the preliminary prospectus supplement filed pursuant to Rule 433 of the Securities Act, dated as of the date hereof (the “Preliminary Prospectus Supplement”) and the prospectus supplement which shall be filed pursuant to Rule 424 of the Securities Act within the time period required by the securities laws (the “Prospectus Supplement”), in connection with the registration by the Company of the following securities (the “Securities”): (i) warrants (“Warrants”) to purchase up to 11,111,111 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”); (ii) up to $25,000,000 in aggregate principal amount of 7.5556% Subordinated convertible notes, due February 9, 2014 (“Convertible Debt Securities”) to be issued pursuant to the indenture between the Company and The Bank of New York Mellon, as trustee (the “Indenture”); (iii) shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”); and (iv) shares of Common Stock issuable upon conversion of the Convertible Debt Securities (the “Conversion Shares”).
          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the (i) Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate”); (ii) the Amended and Restated By-Laws of the Company (the “By-Laws”); (iii) the Registration Statement, including the documents incorporated by reference therein; (iv) the Prospectus, including the documents incorporated by reference therein; (v) the Preliminary Prospectus Supplement, including the documents incorporated by reference therein; (vi) the Indenture; (vii) the form of Warrant; (viii) the form of Convertible Debt Securities; and (ix) such corporate records, agreements, documents and other instruments, and such certificates or

February 4, 2009

comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
          In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
          Based on the foregoing, we advise you that in our opinion:
          1. The Warrants, when issued and sold as contemplated by the Prospectus, Preliminary Prospectus Supplement and Prospectus Supplement, will be validly issued and will constitute valid, binding and enforceable obligations of the Company.
          2. The Convertible Debt Securities, when issued and sold as contemplated by the Prospectus, Preliminary Prospectus Supplement, Prospectus Supplement and the Indenture, will be validly issued and will constitute valid, binding and enforceable obligations of the Company, and the Indenture, when duly authorized, executed and delivered by the Trustee and the Company as contemplated by the Prospectus, Preliminary Prospectus and Prospectus Supplement will constitute a valid, binding and enforceable obligation of the Company.
          3. The Warrant Shares, when issued upon the exercise of the Warrants, will be duly authorized, validly issued, fully paid and non assessable.
          4. The Conversion Shares, when issued upon the conversion of the Convertible Debt Securities, will be duly authorized, validly issued, fully paid and non assessable.
          The opinions expressed above with respect to validity, binding effect and enforceability are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

February 4, 2009

          We hereby consent to the use of this letter as an exhibit to the Company’s Current Report on Form 8-K, filed on or about the date hereof.
Very truly yours,
/s/ Weil, Gotshal & Manges LLP